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                                                                   EXHIBIT 10.22
                                                                   -------------

                                 WRITTEN ACTION



      This action by written consent (this "Written Action") is taken by PIMCO Partners, G.P., a California general partnership, in its capacity as the sole general partner of PIMCO Advisors L.P., a Delaware limited partnership (the "Partnership"), pursuant to Section 10.2 of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership. Capitalized terms used in this Written Action which are not defined herein are defined in the Partnership Agreement.


   Section 1.     Management Board.

      (a) The General Partners hereby constitute the Management Board of the Partnership and delegate to the Management Board all of the General Partners' rights, powers and duties to manage and control the business and affairs of the Partnership, except the rights, powers and duties enumerated in Section 10.2(b) of the Partnership Agreement.

      The Management Board is the successor to the Operating Board and Equity Board of the Partnership, and as such shall have the rights, powers and duties accorded to the Operating Board and Equity Board in any agreement, plan or other instrument which refers to such Boards or either of them. References in any such agreement, plan or other instrument to the Operating Board or the Equity Board shall be deemed to be a reference to the Management Board for all purposes of such agreement, plan or other instrument.

      (b) The Management Board shall constitute and appoint or provide for the appointment of an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Unit Incentive Committee, and may constitute and appoint or provide for the appointment of other committees or subcommittees (collectively, the "Committees"). The Management Board may delegate to any one or more of the Committees any or all of the rights, powers and duties of the Management Board.

      The Executive Committee is the successor to the Operating Committee of the Partnership, and as such shall have the rights, powers and duties accorded to the Operating Committee in any agreement, plan or other instrument which refers to such Committee. References in any such agreement, plan or other instrument to the Operating Committee shall be deemed to be a reference to the Executive Committee for all purposes of such agreement, plan or other instrument.

      (c) The Management Board shall provide for, prescribe the powers and duties of, and appoint a Chief Executive Officer, a Chief Financial Officer, a Chief Accounting Officer, a General Counsel and a Secretary of the Partnership, and may provide for, prescribe the powers and duties of, and appoint other officers of the Partnership. The Management Board may delegate to any one or more of such officers any or all of the rights, powers and duties of the Management Board.
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      (d) The Management Board shall consist of the Chief Executive Officer of the Partnership and fifteen other members appointed as follows:


          (i) PIMCO Partners or its successor as general partner of the Partnership shall appoint six members.

          (ii) The Public General Partners, if any, in proportion to their ownership of GP Units, or if there is no Public General Partner, PIMCO Partners or its successor as general partner of the Partnership, shall appoint three Independent Persons as members.

          (iv) Each of the two Investment Management Companies having the greatest Total Income, determined as of the date of appointment, shall appoint its chief executive officer and one of its Managing Directors, or of its chief executive officer is appointed pursuant to Section 1 (d)(i), two of its Managing Directors, as members. During the period ending April 30, 1999, such two Investment Management Companies are Pacific Investment Management Company and Oppenheimer Capital.

          (v) Each of two other Investment Management Companies designated from time to time by the Management Board, upon the recommendation of the Nominating Committee, shall appoint one of its Managing Directors as a member. During the period ending April 30, 1999, such two Investment Management Companies are Cadence Capital and Columbus Circle Investors..

      (e) The initial terms of office of the appointed members of the Management Board shall end on April 30, 1999, and thereafter the terms of office of the appointed members of the Management Board shall be one year. The appointed members of the Management Board shall be reappointed or their successors shall be appointed in April of each year, beginning in 1999, to take office as members upon the expiration of such terms.

      (f) An appointed member of the Management Board may be removed at any time by the Person or Persons which appointed him or her. The Chief Executive Officer of the Partnership shall continue to be a member of the Management Board until he or she shall cease for any reason to occupy such office. The appointed members of the Management Board shall continue to be members until the expiration of their terms of office and the appointment of their successors, or until they resign, are removed, or die. Any appointed member of the Management Board may resign as a member at any time by delivering his or her written resignation to the Partnership. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Upon the resignation, removal or death of an appointed member of the Management Board, his or her successor shall be appointed by the Person or Persons which appointed him or her.

      (g) The Chairperson of the Management Board, who shall be an appointed member, shall be appointed by, and may be removed at any time by, the Management Board.

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      (h) Regular meetings of the Management Board may be held without notice at such time, date and place as the Management Board may from time to time determine. Special meetings of the Management Board may be called, orally or in writing, by the Chairperson of the Management Board, the Chief Executive Officer of the Partnership, or two or more appointed members, which call shall specify the time, date and place thereof Members of the Management Board may participate in meetings by means of conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

      (i) Notice of the time, date and place of all special meetings of the Management Board shall be given to each member in person or by telephone, by facsimile transmission or by telegram sent to his business or home address at least two business days in advance of the meeting or by written notice mailed to his business or home address at least five business days in advance of the meeting. Notice need not be given to any member if a written waiver of notice is executed by him or her before or after the meeting.

      (j) An agenda for each regular and special meeting of the Management Board shall be given to each member by sending such agenda to his business or home address by air express or next-day mail at least five business days in advance of the meeting.

      (k) At any meeting of the Management Board, presence in person of twelve or more members shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. At any meeting of the Management Board at which a quorum is present, a majority of the members present may take any action on behalf of the Management Board except the following, which shall require the affirmative vote of at least 75% of the members present if the proposed action was described in the agenda for the meeting, and which shall otherwise require the favorable vote of at least twelve members:

         (i) Constitution of a Committee, delegation to such Committee of any or all of the rights, powers and duties of the Management Board, revision or revocation of any such constitution or delegation, and appointment, reappointment or removal of any individual as a member of such Committee (to the extent the members of such Committee may be appointed, reappointed or removed by the Management Board pursuant to the action constituting such Committee).

         (ii) Provision for, or prescription of the powers and duties of, any officer of the Partnership, and revision or revocation of any such provision or prescription.

         (iii) Appointment, reappointment or removal of any individual as an officer of the Partnership, unless such appointment, reappointment or removal has been recommended by the Nominating Committee; provided, that the Management Board may not appoint or reappoint an officer of the Partnership for a term exceeding one year.

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         (iv)   Provision of any salary or bonus for any officer of the
Partnership, unless such salary or bonus has been recommended by the Compensation Committee.

         (v) Approval of the partnership agreement, operating agreement or profit sharing plan of an Investment Management Company, any amendment of any such agreement or plan, and any increase in the compensation of any Managing Director of an Investment Management Company.

         (vi)   Removal of a Managing Director of an Investment Management
Company.

         (vii) Any issuance of units or any other Equity Security if the Units issued or subject to issuance upon conversion, exchange or exercise of such Equity Security exceed 20% of the outstanding Units.

         (viii) Any incurrence of Indebtedness by the Partnership or any Partnership Subsidiary other than an unsecured line of credit with a maturity of not more than one year or unsecured investment grade debt.

         (ix) Any acquisition or disposition by the Partnership of a business, whether by way of purchase or sale of assets or securities, merger or consolidation, or Contribution, if such business, if carried on by a Partnership Subsidiary, would cause such Subsidiary to be a Significant Subsidiary.


      (1) Any action required or permitted to be taken at any meeting of the Management Board may be taken without a meeting if a written consent thereto is signed by all the members and filed with the records of the meetings of the Management Board. Such consent shall be treated as a vote of the Management Board for all purposes.

   Section 2. Constructive Termination Committee.

   There is a Constructive Termination Committee of the Partnership which consists of Walter E. Auch, Sr. and Donald R. Kurtz (the "Initial Members"), and a third member, James F. McIntosh. The Initial Members of the Constructive Termination Committee shall continue to be members until they resign or die. Upon the resignation or death of an Initial Member prior to January 1, 1998, the first such Initial Member shall be replaced by Mr. Gerald Segel (who shall thereafter be considered an Initial Member), and the second such Initial Member shall be replaced by Mr. Robert P. Henderson (who shall thereafter be considered an Initial Member), and thereafter such Initial Member shall be replaced by an individual appointed by the Constructive Termination Committee (who shall be considered an Initial Member), including, for that purpose, the member, if any, whose resignation created the vacancy. Upon the resignation or death of an Initial Member after January 1, 1998, such Initial Member shall be replaced by a Disinterested Person appointed by the Management Board (who shall not be considered an Initial Member).

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Upon the resignation, removal or death of a member who is not an Initial Member, or upon his ceasing to be a Disinterested Person, such member shall be replaced by a Disinterested Person appointed by the Management Board. Any member may resign as a member at any time by delivering his or her written resignation to the Partnership. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any member other than an Initial Member may be removed at any time by the Management Board.

   Section 3.     Definitions.

      Disinterested Person shall mean an individual who is not and has not, within the prior five years, been an officer or employee of the Partnership or an officer, employee or partner of a General Partner or an Affiliate of the Partnership or a more than 5 % Unit holder, partner or stockholder of the Partnership, a General Partner or any of their Affiliates.

      Independent Person shall mean an individual who would qualify as a member of the Audit Committee of the Partnership under the rules of the New York Stock Exchange applicable to listed companies.

      Significant Subsidiary shall mean a Subsidiary of the Partnership which is a significant subsidiary within the meaning of regulation S-X under the Securities Act.

      Total Income of an Investment Management Company shall mean the aggregate net income of the Investment Management Company, calculated in accordance with generally accepted accounting principles applied consistently for all Investment Management Companies and excluding extraordinary items, for the three full Fiscal Years immediately preceding the date of determination for which audited financial statements have been prepared. In the case of an Investment Management Company whose business was acquired by the Partnership during such period of three full Fiscal Years, Total Income shall be determined on a pro forma basis as though such business had been acquired at the beginning of such period of three full Fiscal Years.

   Section 3.     Revocation of prior Written Action.

   That certain Written Action dated as of October 31, 1997, is hereby revoked.

   Section 4.     Termination.


   Unless extended by Written Action of the General Partners, this Written Action shall terminate on April 30, 2005.

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Executed in Newport Beach, California, on November 28, 1997.

                         PIMCO Partners, G.P.


                         By Pacific Investment Management Company,
                          a California corporation,
                          Its general partner



                         By: /s/ SHARON CHEEVER
                            -------------------
                               Sharon Cheever


                         Its: Vice President
                             ----------------




                         By PIMCO Partners, LLC,
                          a California limited liability company,
                          Its general partner


                         By /s/ WILLIAM S. THOMPSON, JR.
                            ----------------------------
                                William S. Thompson, Jr.

                         Its   President and Chief Executive Officer
                             ---------------------------------------

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